As filed with the Securities and Exchange Commission on February 14, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RPM INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	02-0642224
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2628 Pearl Road
P.O. Box 777
Medina, Ohio 44258
(330) 273-5090
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward W. Moore, Esq.
Vice President, General Counsel and Secretary
2628 Pearl Road
P.O. Box 777
Medina, Ohio 44258
(330) 273-5090
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:

Thomas F. McKee, Esq.
Calfee, Halter & Griswold LLP
1400 KeyBank Center
800 Superior Avenue
Cleveland, Ohio 44114-2688
(216) 622-8200

Approximate date of commencement of proposed sale to public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/Proposed Maximum
Title of each Class of Securities to be	Offering Price per Unit/Proposed Maximum
Registered	Aggregate Offering Price/Amount of Registration Fee(1)
Debt Securities
Common Stock, par value $0.01 per share(2)
Preferred Stock, without par value
Warrants
Purchase Contracts
Units(3)

(1)	An indeterminate aggregate initial offering price and amount of the securities of each identified class is being registered and may be offered and sold from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)	Each share of common stock includes one common share purchase right as described under “Description of Capital Stock.” No separate consideration will be received for the common share purchase rights.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

Prospectus

RPM INTERNATIONAL INC.

Debt Securities
Common Stock
Preferred Stock
Warrants
Purchase Contracts
Units

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “RPM.”

Investing in our securities involves risks. Please read the risk factors discussed or incorporated by reference under the section of the prospectus captioned “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration procedure. Pursuant to that procedure and under this prospectus, we may offer and sell:

•	Debt Securities;

•	Common Stock;

•	Preferred Stock;

•	Warrants;

•	Purchase Contracts; and

•	Units.

The securities described above may be offered and sold in one or more offerings. Each time we offer and sell securities under the registration statement of which this prospectus is a part, we will file with the SEC a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file electronically with the SEC are available to the public free of charge at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC, at prescribed rates, at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. You can also inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we subsequently file with the SEC will automatically update information in this prospectus, as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus, other than the portions of such documents that by statute, by designation in such documents, or otherwise are not deemed to be filed with the SEC or are not required to be incorporated herein by reference:

•	Annual report on Form 10-K for the year ended May 31, 2007;

•	Quarterly reports on Form 10-Q for the quarters ended August 31, 2007 and November 30, 2007 and amended quarterly report on Form 10-Q/A for the quarter ended November 30, 2007;

•	Current reports on Form 8-K filed on June 1, 2007 (with respect to Item 5.02 only), July 18, 2007 (with respect to Item 5.02 only) January 18, 2008 and January 28, 2008 (only with respect to Item 5.02 and the exhibits related thereto);

•	The description of our common stock and rights to purchase shares of our common stock contained in the Registration Statement on Form S-8 (Registration Number 333-101501), filed with the SEC on November 27, 2002 and any amendments and reports filed for the purpose of updating that description; and

•	Our Registration Statement on Form 8-A, filed with the SEC on May 11, 1999, related to the rights.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered any or all of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, upon written or oral request. You may request these documents by writing to or telephoning us at the following address:

Secretary
RPM International Inc.
2628 Pearl Road
P.O. Box 777
Medina, Ohio 44258
(330) 273-5090

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains, and any accompanying prospectus supplement will contain, forward-looking statements. These statements relate to our plans, expectations, estimates and beliefs of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions and we can give no assurance that such expectations will prove to be correct. Some of the things that could cause our actual results to differ substantially from our expectations are:

•	general economic conditions;

•	the prices and availability of raw materials, including assorted resins and solvents; packaging, including plastic containers; and transportation services, including fuel surcharges;

•	continued growth in demand for our products;

•	legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters;

•	the effect of changes in interest rates;

•	the effect of fluctuations in currency exchange rates upon our foreign operations;

•	the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors;

•	risks and uncertainties associated with our ongoing acquisition and divestiture activities;

•	risks related to the adequacy of our contingent liability reserves, including for existing and future asbestos-related claims; and

•	other factors referenced in this prospectus and any accompanying prospectus supplement, including those set forth under the caption “Risk Factors.”

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus to conform them to actual results. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption “Risk Factors,” and by any cautionary language in this prospectus and any accompanying prospectus supplement. We caution you that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

You should carefully read this prospectus and any accompanying prospectus supplement and the documents incorporated in this prospectus by reference and contained in any accompanying prospectus supplement in their entirety. They contain information that you should consider when making your investment decision.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in:

•	Item 1A, Risk Factors, in our Annual Report on Form 10-K for our fiscal year ended May 31, 2007;

•	Item 1A, Risk Factors, in our Quarterly Reports on Form 10-Q for our fiscal quarters ended August 31 and November 30, 2007; and

•	the other risks described in any prospectus supplement or in any of the documents incorporated by reference in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for the repayment of debt and for other general corporate purposes unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, repayment, redemption or refinancing of debt, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of possible acquisitions, working capital, contributions to one or more of our pension plans, satisfaction of other obligations and repurchase of our outstanding debt or equity securities. Pending any such use, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering in the applicable prospectus supplement relating to an offering of securities under this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated:

					Six Months Ended
Fiscal Years Ended May 31,					November 30,
2003(1)	2004	2005(2)	2006(3)	2007(4)	2007

2.28	6.17	4.11	—	5.41	5.81

(1)	Fiscal year 2003 income from continuing operations before taxes includes the unfavorable impact of asbestos charges of $140.0 million.

(2)	Fiscal year 2005 income from continuing operations before taxes includes the unfavorable impact of asbestos charges of $78.0 million.

(3)	Earnings were inadequate to cover fixed charges for the fiscal year ended May 31, 2006. The coverage deficiency for that fiscal year totaled $181.2 million. Fiscal year 2006 income from continuing operations before taxes includes the unfavorable impact of asbestos charges of $380.0 million.

(4)	Fiscal year 2007 income from continuing operations before taxes includes the favorable impact of asbestos-related insurance settlement income of $15.0 million.

For purposes of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before taxes and cumulative effect of changes in accounting principles plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and an estimation of the interest portion of rental expense.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, amended and restated certificate of incorporation and amended and restated by-laws is a summary only and is subject to the complete text of our amended and restated certificate of incorporation, amended and restated by-laws, and the rights agreement between us and the rights agent named therein, which we have filed as exhibits to this registration statement or to documents incorporated by reference.

Common Stock

The following description of our common stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock, but is not complete. For the complete terms of the common stock, please refer to our amended and restated certificate of incorporation, our amended and restated bylaws and our rights agreement, which are incorporated by reference into the registration statement that includes this prospectus.

Our amended and restated certificate of incorporation authorizes us to issue up to 300,000,000 shares of common stock. As of January 4, 2008, there were 121,782,386 shares of common stock outstanding, net of treasury shares, held by 31,361 direct registered stockholders.

Our common stock is traded on the New York Stock Exchange under the symbol “RPM.” The transfer agent and registrar for our common stock is National City Bank. Its address is 1900 E. 9th Street, Cleveland, Ohio 44114, and its telephone number is (800) 622-6757.

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders generally, including the election of directors. There are no cumulative voting rights, and, as a result, a plurality of stockholders voting are able to elect directors. The Company has adopted a majority voting policy with regard to the election of directors which requires that any director who does not receive a majority of the votes cast for his or her election tender their resignation to the board. Holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of outstanding shares of preferred stock, if any. The holders of common stock have no preemptive or similar rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are legally issued, fully paid and nonassessable.

Our amended and restated by-laws provide that special meetings of stockholders can be called only by the chairman of the board, the president, the majority of the board, and the chairman of the board or the president at the written request of stockholders owning a majority of shares of voting stock.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue shares of preferred stock in one or more series and to fix the number of shares and terms of each series. The board may determine the designation and other terms of each series, including, among others:

•	dividend rights;

•	voting powers;

•	preemptive rights;

•	conversion rights;

•	redemption rights; and

•	liquidation rights.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock. It also could affect the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Rights Plan

In connection with our 2002 reincorporation in Delaware, we assumed the rights agreement by and between RPM, Inc. and National City Bank (as successor to Computershare Investor Services, formerly Harris

Trust and Savings Bank), dated as of April 28, 1999, as amended. Our board of directors has declared a dividend of one right for each outstanding share of common stock. Rights have been issued in connection with each outstanding share of common stock, and rights will be issued in connection with shares of common stock issued subsequently until the distribution date, and, in certain circumstances, for shares of common stock issued after the distribution date referred to below. Each right, when it becomes exercisable as described below, will entitle the registered holder to purchase from us one-tenth of a share of common stock at a price of $7.00 or $70.00 per whole share, subject to adjustment in certain circumstances. A more detailed description and the terms of the rights are set forth in the rights agreement. The rights will not be exercisable until the distribution date and will expire on the tenth annual anniversary of the rights agreement, unless earlier redeemed by us. Until a right is exercised, the holder, as such, will have no rights as a stockholder, including the right to vote or to receive dividends.

Distribution Date

Under the rights agreement, the “distribution date” is the earlier of:

(1)  such time as we learn that a person or group, including any affiliate or associate of such person or group, has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of our outstanding voting securities (such person or group being an “acquiring person”), unless provisions preventing accidental triggering of the distribution of the rights apply; and

(2)  the close of business on such date, if any, as may be designated by our board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% of the outstanding shares of voting securities.

Triggering Event and Effect of Triggering Event

When there is an acquiring person, the rights will entitle each holder, other than such acquiring person, of a right to purchase, at the purchase price, that number of shares of common stock that at the time of such event would have a market value of twice the purchase price.

If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person, or if 50% or more of our assets or assets representing 50% or more of our earning power are sold to an acquiring person or an affiliate or associate of an acquiring person, each right will entitle its holder, other than rights beneficially owned by such acquiring person, to purchase, for the purchase price, that number of shares of common stock of such corporation which at the time of the transaction would have a market value of twice the purchase price.

Any rights that are at any time beneficially owned by an acquiring person, or any affiliate or associate of an acquiring person, will be null and void and nontransferable, and any holder of any such right will be unable to exercise or transfer any such right.

Redemption

At any time prior to the earlier of (i) such time as a person or group becomes an acquiring person and (ii) the expiration date, our board of directors may redeem the rights in whole, but not in part, at a price of $.001 per right, which amount shall be subject to adjustment as provided in the rights agreement. Immediately upon the action of our board of directors ordering the redemption of the rights, and without any further action and without any notice, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

In addition, at any time after there is an acquiring person, our board of directors may elect to exchange each right for consideration per right consisting of one share of common stock, subject to adjustment.

Amendment

At any time prior to the distribution date, we may, without the approval of any holder of any rights, supplement or further amend any provision of the rights agreement, including the date on which the expiration date or distribution date shall occur, the definition of acquiring person or the time during which the rights may be redeemed, except that no supplement or amendment shall be made that reduces the redemption price other than under certain adjustments therein.

Certain Effects of the Rights Agreement

The rights agreement is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair its ability to represent stockholder interests. The provisions of the rights agreement may render an unsolicited takeover of us more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Anti-takeover Effects of Certificate of Incorporation, By-Laws, and the Delaware General Corporation Law

General Corporation Law

There are provisions in our amended and restated certificate of incorporation, our amended and restated by-laws, and the Delaware General Corporation Law that could discourage potential takeover attempts. They could also make it more difficult for stockholders to change management. These provisions could adversely affect the market price of our common stock. These provisions include:

Authorized but Unissued Stock

The authorized but unissued common stock and preferred stock may be issued without stockholder approval (although the board of directors has represented that it will not issue any series of preferred stock for any defensive or anti-takeover purpose without stockholder approval). Authorized but unissued stock may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued common stock and preferred stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Staggered Board

Our board of directors is divided into three classes, with regular three-year staggered terms. This classification system increases the difficulty of replacing a majority of the directors and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of us. In addition, under Delaware law and our amended and restated certificate of incorporation and amended and restated by-laws, our directors may be removed from office by the stockholders only for cause and only in the manner provided for in our amended and restated certificate of incorporation. These factors may maintain the incumbency of our board of directors.

Amendment of Certificate of Incorporation

Under Delaware law, in general, to amend a corporation’s certificate of incorporation, the directors of the corporation must first adopt a resolution deeming the amendment advisable and then the holders of a majority of the outstanding stock entitled to vote must vote in favor of the amendment. Our amended and restated certificate of incorporation does not change the effect of Delaware law in this regard, except that the provision in our amended and restated certificate of incorporation regarding the number, election and terms of directors may not be repealed or amended without the vote of the holders of not less than 80% of our voting stock, voting as a single class.

Amendment of By-Laws

Under Delaware law, the power to adopt, amend or repeal by-laws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its by-laws. Our amended and restated certificate of incorporation and amended and restated by-laws grant our board of directors the power to adopt, amend or repeal our by-laws at any meeting of the board. Our stockholders also may adopt, amend or repeal our by-laws by a vote of a majority of our voting stock, except that the provision in our amended and restated by-laws regarding the number, election and terms of directors may not be repealed or amended without the vote of the holders of not less than 80% of our voting stock, voting as a single class.

Stockholder Action by Written Consent; Special Meetings of Stockholders

Our amended and restated by-laws provide that no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be taken by written consent of stockholders in lieu of a meeting, and that, unless otherwise prescribed by law, a special meeting of stockholders may be called only by the chairman of the board, the president, a majority of the board of directors or the chairman of the board or president at the written request of stockholders holding a majority of our voting stock.

Interested Stockholder Rule

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; or

•	following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

Limitations on Liability; Indemnification of Officers and Directors

Under Delaware law and Article VIII of our amended and restated certificate of incorporation, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law;

•	for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Under Delaware law, Delaware corporations may indemnify directors and officers from liability if the person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the person had no reason to believe his or her action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable to the corporation, unless the Delaware

Court of Chancery or the court in which such action was brought determines upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification. The indemnification provisions of Delaware law require indemnification of any director or officer who has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. Delaware law permits corporations to advance amounts to directors and officers in payment of expenses. The indemnification authorized by Delaware law is not exclusive and is in addition to any other rights granted to directors under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Our indemnification arrangements are set forth in our amended and restated certificate of incorporation. Article IX of our amended and restated certificate of incorporation provides that we shall indemnify any person against all expenses, liability and loss reasonably incurred or suffered by such person in connection with the defense of either any action, suit or proceeding to which he or she may be a party defendant or any claim of liability asserted against such person by reason of the fact that he or she is or was our director or he or she is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her action was unlawful.

In addition, unless ordered by a court, indemnification shall be made by us only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because the person has met the applicable standard of conduct under Delaware law. This determination is made, with respect to a person who is a director or officer at the time of such determination, by (i) a majority vote of the directors who are not parties to or threatened with the action, even though less than a quorum, (ii) a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (iv) the stockholders. The indemnification provided for in our amended and restated certificate of incorporation is not exclusive of any other rights to which a director or officer may be entitled to under any statute, our amended and restated certificate of incorporation, our amended and restated by-laws, any agreement, a vote of stockholders or disinterested directors or otherwise. We have also entered into indemnity agreements under which we have agreed, among other things, to indemnify our directors and officers to the maximum extent then authorized or permitted by our amended and restated certificate of incorporation or Delaware law.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the Debt Securities (as defined below) sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the prospectus supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

The Debt Securities will be issued under an indenture (the “Indenture”) dated as of February 14, 2008, between us and The Bank of New York Trust Company, N.A. (the “Trustee”). As used in this prospectus, “Debt Securities” means the debentures, notes, bonds and other evidences of indebtedness that we issue and the Trustee authenticates and delivers under the Indenture.

We have summarized certain terms and provisions of the Indenture in this section. The summary is not complete. We have also filed the Indenture as an exhibit to the registration statement that included this prospectus. You should read the Indenture for additional information before you buy any Debt Securities. The summary that follows includes references to section numbers of the Indenture so that you can more easily locate these provisions. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.

General

The Debt Securities will be our direct unsecured obligations. The Indenture does not limit the amount of Debt Securities that we may issue and permits us to issue Debt Securities from time to time. Debt Securities issued under the Indenture will be issued as part of a series that has been established by us pursuant to the Indenture (Section 2.01(b)). Unless a prospectus supplement relating to Debt Securities states otherwise, the Indenture and the terms of the Debt Securities will not contain any covenants designed to afford holders of any Debt Securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the Debt Securities.

A prospectus supplement relating to a series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the Debt Securities;

•	any limit on the total principal amount of the Debt Securities;

•	the price at which the Debt Securities will be issued;

•	the date or dates on which the principal of and premium, if any, on the Debt Securities will be payable;

•	the maturity date of the Debt Securities;

•	if the Debt Securities will bear interest, and if so:

•	the interest rate on the Debt Securities,

•	the date from which interest will accrue,

•	the record and interest payment dates for the Debt Securities or the method of determining such rate,

•	the first interest payment date, and

•	any circumstances under which we may defer interest payments;

•	if the amount of principal, interest or premium, if any, with respect to the Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any optional conversion provisions that would permit us or the Holders (as defined below) of Debt Securities to elect to convert the Debt Securities prior to their final maturity;

•	any optional redemption provisions that would permit us or the Holders (as defined below) of Debt Securities to elect redemption of the Debt Securities prior to their final maturity;

•	any sinking fund or analogous provisions that would obligate us to redeem, purchase or repay the Debt Securities prior to their final maturity;

•	the currency or currencies in which the Debt Securities will be denominated and payable, if other than U.S. dollars;

•	any provisions that would permit us or the Holders of the Debt Securities to elect the currency or currencies in which the Debt Securities are paid;

•	whether the Debt Securities will be subordinated to our other debt;

•	any changes to or additional Events of Default (as defined below);

•	any changes to or additional covenants or provisions to the Indenture;

•	whether the Debt Securities will be issued in whole or in part in the form of Global Securities and, if so, the Depositary for those Global Securities (a “Global Security” means a Debt Security that we issue in accordance with the Indenture to represent all or part of a series of Debt Securities);

•	any material United States federal income tax consequences of the Debt Securities; and

•	any other terms of the Debt Securities (which terms shall not be prohibited by the provisions of the Indenture).

A “Holder” means the person in whose name a particular Debt Security is registered in the Security Register (Section 1.01).

Payment and Transfer

In the prospectus supplement relating to a series of Debt Securities, we will designate a “Place of Payment” where you can receive payment of the principal of and any premium and interest on such Debt Securities or transfer such Debt Securities. There will be no service charge for any registration of transfer or exchange of the Debt Securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Debt Securities.

All funds which we pay to any paying agent for the payment of principal, interest or premium, if any, with respect to the Debt Securities of any series that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to us, and the holders of such Debt Securities will thereafter look only to us for payment thereof.

Denominations

Unless the prospectus supplement states otherwise, the Debt Securities will be issued only in registered form, without coupons, in denominations of $1,000 each, or integral multiples of $1,000.

Original Issue Discount

Debt Securities may be issued under the Indenture as Original Issue Discount Securities and sold at a substantial discount below their stated principal amount. If a Debt Security is an “Original Issue Discount Security,” that means that an amount less than the principal amount of the Debt Security will be due and payable upon a declaration of acceleration of the maturity of the Debt Security pursuant to the Indenture (Section 1.01). The prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any Original Issue Discount Securities.

Consolidation, Merger or Sale of Assets

The Indenture generally permits a consolidation or merger between us and another company. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another company. These transactions are permitted if:

•	the resulting or acquiring company (if other than us) is a U.S. corporation, partnership or trust which assumes, or has its parent company assume, all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indenture; and

•	immediately after the transaction, no Event of Default exists.

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring corporation will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. As a result, the successor corporation may exercise our rights and powers under the Indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the Indenture and under the Debt Securities (Sections 11.01(a) and (b)).

Satisfaction and Discharge; Defeasance and Covenant Defeasance

The following discussion of satisfaction and discharge, defeasance and covenant defeasance will be applicable to a series of Debt Securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Satisfaction and Discharge.  The Indenture will be satisfied and discharged if:

•	we deliver to the Trustee all Debt Securities then outstanding for cancellation; or

•	all Debt Securities not delivered to the Trustee for cancellation have become due and payable, are to become due and payable within one year upon their stated maturity or are to be called for redemption within one year and we deposit an amount sufficient to pay the principal, premium, if any, and interest to the date of maturity or redemption as applicable, or deposit (in the case of Debt Securities that have become due and payable), provided that in either case we have paid all other sums payable under the Indenture.

Defeasance and Covenant Defeasance.  The Indenture provides, if such provision is made applicable to the Debt Securities of a series, that:

•	we may elect either:

•	to defease and be discharged from any and all obligations with respect to any Debt Security of such series (except for the obligations to register the transfer or exchange of such Debt Security, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”); or

•	to be released from our obligations with respect to certain restrictive covenants that may be applicable for a particular series; and

•	the Events of Default described in the third, fourth (only with respect to those restrictive covenants that no longer apply), fifth and seventh bullets under “Events of Default,” shall not be Events of Default under the Indenture with respect to such series (“covenant defeasance”), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Security, on the scheduled due dates.

In the case of defeasance, the holders of such Debt Securities are entitled to receive payments in respect of such Debt Securities solely from such trust. Such a trust may only be established if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the Debt Securities affected thereby will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance described above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture.

Modification and Waiver

Under the Indenture, certain of our rights and obligations and certain of the rights of Holders of the Debt Securities may be modified or amended with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series of Debt Securities affected by the modification or amendment. The following modifications and amendments will not be effective against any Holder of any outstanding Debt Security affected thereby without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount, in the rate of interest or in any premium payable upon redemption;

•	a reduction in the principal amount of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity of a Debt Security pursuant to the Indenture;

•	a change in the Place of Payment or currency in which any payment on the Debt Securities is payable;

•	an impairment of a Holder’s right to sue for the enforcement of certain payments due on the Debt Securities;

•	a reduction in the percentage in principal amount of outstanding Debt Securities required to consent to a modification, waiver or amendment of the Indenture; and

•	a modification of any of the foregoing requirements or a reduction in the percentage in principal amount of outstanding Debt Securities required to waive compliance with certain provisions of the Indenture or to waive certain defaults under the Indenture (Section 10.02).

Events of Default

The term “Event of Default” when used in the Indenture with respect to any series of Debt Securities, means any of the following:

•	failure to pay interest (including defaulted interest, if any) on any Debt Security of that series when due, and continuance of such default for a period of 30 days;

•	failure to pay the principal of or any premium on any Debt Security of that series when due;

•	failure to make any sinking fund payment when and as due by the terms of a Debt Security of that series, and continuance of such default for a period of 60 days;

•	default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty, a default in the performance or breach of which is elsewhere specifically dealt with or which has expressly been included in the Indenture solely for the benefit of one or more series of Debt Securities other than that series), and continuance of such default or breach for a period of 60 calendar days after there has been given and actually received by the Company a Notice of Default with respect to such default or breach;

•	any nonpayment at maturity or other default is made under any agreement or instrument relating to any other Indebtedness of the Company (the unpaid principal amount of which is not less than the greater of $50 million or 7% of Consolidated Stockholders’ Equity of the Company), and, in any such case, such default (A) continues beyond any period of grace provided with respect thereto, (B) results in such Indebtedness being accelerated or declared due and payable (or, in the case of nonpayment, occurs at the final maturity of such Indebtedness), and (C) such Indebtedness is not discharged, or such acceleration or declaration has not been rescinded or annulled, within a period of 30 days after actual receipt by the Company of a Notice of Default from the Trustee or the required Holders of such series; provided, however, that if any such nonpayment or other default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other Event of Default that may be specified for the Debt Securities of that series when that series is created. (Section 8.01(a)).

If an Event of Default (other than the Event of Default referred to in the sixth bullet above) for any series of Debt Securities occurs and continues, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If such a declaration occurs, the Holders of a majority of the aggregate principal amount of the outstanding Debt Securities of that series can, subject to certain conditions, rescind the declaration. Upon the occurrence of the Event of Default referred to in the sixth bullet above the entire principal of, and interest and premium (if any) on, all the Debt Securities of each series shall be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. (Section 8.01(b) and (c)).

The prospectus supplement relating to each series of Debt Securities that are Original Issue Discount Securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of such series when an Event of Default occurs and continues.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an event of Default for any other series of Debt Securities issued under the Indenture. The Indenture requires us to file an Officers’ Certificate with the Trustee each fiscal year that states whether or not certain defaults exist under the terms of the Indenture (Section 6.05).

Other than its duties in the case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any Holders, unless the Holders offer the Trustee indemnification satisfactory to it (Section 9.02(e)). If such indemnification is provided, then, subject to certain other rights of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series may, with respect to the Debt Securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the Trustee; or

•	exercising any trust or power conferred upon the Trustee (Section 8.06).

The Holder of a Debt Security of any series will have the right to begin any proceeding with respect to the Indenture or for any other remedy under the Indenture (including the appointment of a receiver or trustee), only if:

•	the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;

•	the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made a written request of, and offered satisfactory indemnification to, the Trustee to begin such proceeding;

•	the Trustee has not started such proceeding within 60 days after receiving the request; and

•	the Trustee has not received directions inconsistent with such request from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series during those 60 days (Section 8.04).

However, the Holder of any Debt Security will have an absolute right to receive payment of principal of and any premium and interest on the Debt Security when due and to institute suit to enforce such payment (Section 8.09).

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal Holders of Debt Securities. This is called holding in “Street Name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the Debt Securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold Debt Securities in “Street Name,” you should check with your own institution to find out:

•	How it handles payments and notices;

•	Whether it imposes fees or charges;

•	How it would handle voting if applicable;

•	Whether and how you can instruct it to send you Debt Securities registered in your own name so you can be a direct Holder as described below; and

•	If applicable, how it would pursue rights under your Debt Securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the Trustee under the Indenture and those of any third parties employed by us or the Trustee under the Indenture, run only to persons who are registered as Holders of Debt Securities issued under the Indenture. As noted above, we do not have obligations to you if you hold in “Street Name” or other indirect means, either because you choose to hold Debt Securities in that manner or because the Debt Securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a “Street Name” customer but does not do so.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued as fully-registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear (the “U.S. Depositories”), which U.S. Depositories will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $100,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt Securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that that global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision; or

•	an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all Debt Securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Debt Securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Debt Securities represented by that global security for all purposes of the Debt Securities. Owners of beneficial interests in the Debt Securities will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of the Debt Securities in definitive form and will not be considered owners or holders of Debt Securities under the Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of Debt Securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their Debt Securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the Indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the Debt Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to Debt Securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Debt Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the Debt Securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

What is a Global Security?

A global security is a special type of indirectly held Debt Security as described above under “— ‘Street Name’ and Other Indirect Holders.” If we choose to issue Debt Securities in the form of global securities, the ultimate beneficial owners can only hold the Debt Securities in “Street Name.” We would do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the Debt Securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the “depositary.” Any person wishing to own a Debt Security issued in the form of a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether a series of Debt Securities will be issued only in the form of global securities and, if so, will describe the specific terms of the arrangement with the depositary.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of Debt Securities and instead deal only with the depositary that holds the global security.

An investor should be aware that if a series of Debt Securities are issued only in the form of global securities:

•	The investor cannot get Debt Securities of that series registered in his or her own name;

•	The investor cannot receive physical certificates for his or her interest in the Debt Securities of that series;

•	The investor will be a “Street Name” holder and must look to his or her own bank or broker for payments on the Debt Securities of that series and protection of his or her legal rights relating to the Debt Securities of that series, as described under “— ‘Street Name’ and Other Indirect Holders”;

•	The investor may not be able to sell interests in the Debt Securities of that series to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

•	The depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the global security. We and the Trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the Trustee also do not supervise the depositary in any way.

Special Situations When The Global Security Will be Terminated

In a few special situations, a global security will terminate, and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, the choice of whether to hold Debt Securities directly or in “Street Name” will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in Debt Securities transferred to their own name, so that they will be direct Holders. The rights of “Street Name” investors and direct Holders in Debt Securities have been previously described in subsections entitled “— ‘Street Name’ and Other Indirect Holders” and “— Direct Holders.”

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, and we do not appoint a successor depositary;

•	When an Event of Default on the series of Debt Securities has occurred and has not been cured; and

•	At any time if we decide to terminate a global security.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of Debt Securities covered by the prospectus supplement. When a global security terminates, only the depositary is responsible for deciding the names of the institutions that will be the initial direct Holders.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell any combination of the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers, or through a combination of these methods.

Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 (the “Securities Act”) and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. If a material arrangement with any underwriter, broker, dealer or agent is entered into for the sale of the offered securities, a prospectus supplement will be filed, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If the prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

An institutional purchaser’s obligations under any contract to purchase our securities will only be subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of these contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

VALIDITY OF SECURITIES

The validity of the securities described in this prospectus has been passed upon by Calfee, Halter & Griswold LLP, 1400 KeyBank Center, 800 Superior Avenue, Cleveland, Ohio 44114.

EXPERTS

The consolidated financial statements of RPM International Inc. appearing in RPM International Inc.’s Annual Report (Form 10-K) for the year ended May 31, 2007 (including the schedule therein), and RPM International Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2007 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of RPM International Inc. for the year ended May 31, 2005 appearing in RPM International Inc.’s Annual Report (Form 10-K) for the year ended May 31, 2007 and RPM International Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2005 included therein, have been audited by Ciulla, Smith & Dale, LLP, our former independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered:

Per Offering(1)

Registration fee	$(2)
Legal fees and expenses	75,000
Trustee fees and expenses	5,000
Accounting fees and expenses	145,000
Printing and engraving fees	100,000
Rating agency fees	328,750
Miscellaneous	36,425

Total	$700,000

(1)	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.

(2)	Deferred in accordance with Rules 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection therewith if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s duty of care. Specifically, this section provides that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Accordingly, Article VIII of the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that to the full extent permitted by the DGCL, no director of the Registrant will be personally liable to the Registrant or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Registrant.

Article IX of the Certificate of Incorporation provides in part that the Registrant shall indemnify any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant, as a director, officer, employee or agent of certain other entities, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

Both the DGCL and Article IX of the Certificate of Incorporation provide that the Registrant may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Registrant. The Registrant has purchased a Directors and Officers Liability Insurance Policy, which insures the directors and officers against certain liabilities that might arise in connection with their respective positions with the Registrant.

The Registrant has entered into Indemnification Agreements with each of its directors and officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. In the Indemnification Agreements, the Registrant has agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the Certificate of Incorporation, the DGCL, or by any amendment(s) thereto.

Item 16.	Exhibits

See Exhibit Index.

Item 17.	Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to the effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 14, 2008.

RPM INTERNATIONAL INC.

By:	/s/ Frank C. Sullivan
Frank C. Sullivan,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Frank C. Sullivan, Ronald A. Rice, P. Kelly Tompkins, Ernest T. Thomas, and Edward W. Moore, or any one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 14th day of February, 2008.

Signature	Title

/s/ Frank C. Sullivan Frank C. Sullivan	President, Chief Executive Officer (Principal Executive Officer) and a Director
/s/ Ernest T. Thomas Ernest T. Thomas	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Thomas C. Sullivan Thomas C. Sullivan	Chairman of the Board of Directors
/s/ John P. Abizaid John P. Abizaid	Director
/s/ Bruce A. Carbonari Bruce A. Carbonari	Director
/s/ David A. Daberko David A. Daberko	Director
/s/ James A. Karman James A. Karman	Director
/s/ Donald K. Miller Donald K. Miller	Director

Signature	Title

/s/ Frederick R. Nance Frederick R. Nance	Director
/s/ William A. Papenbrock William A. Papenbrock	Director
/s/ Charles A. Ratner Charles A. Ratner	Director
/s/ William B. Summers, Jr. William B. Summers, Jr.	Director
/s/ Jerry Sue Thornton Jerry Sue Thornton	Director
/s/ Joseph P. Viviano Joseph P. Viviano	Director

EXHIBIT INDEX

No.	Description

1.1	Underwriting Agreement(1)
4.1	Indenture, dated as of February 14, 2008, between the Company and The Bank of New York Trust Company, N.A.
4.2	Form of Debt Securities(1)
4.3	Form of Warrant Agreement (1)
4.4	Form of Common Stock Warrant Certificate(1)
4.5	Form of Debt Securities Warrant Certificate(1)
4.6	Rights Agreement by and between the Company (as successor to RPM, Inc.) and Harris Trust and Savings Bank dated as of April 28, 1999, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on May 11, 1999.
4.61	Amendment to Rights Agreement dated as of December 18, 2000 by and among the Company (as successor to RPM, Inc.), Computershare Investor Services (formerly Harris Trust and Savings Bank) and National City Bank, which is incorporated herein by reference to Exhibit 4.4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2001.
4.62	Second Amendment to Rights Agreement, dated as of October 15, 2002, among RPM, Inc., National City Bank (as successor rights agent to Computershare Investor Services, formerly Harris Trust and Savings Bank) and RPM International Inc., which is incorporated herein by reference to Exhibit 4.4.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-101501), as filed with the Commission on November 27, 2002.
4.7	Form of Specimen Certificate for Common Stock, which is incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 333-101501), as filed with the Commission on November 27, 2002.
5.1	Form of Opinion of Calfee, Halter & Griswold LLP(2)
5.2	Form of Opinion of Harter Secrest & Emery LLP(2)
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Calfee, Halter & Griswold LLP (included as part of Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP
23.3	Consent of Ciulla, Smith & Dale, LLP
23.4	Consent of Crawford & Winiarski
24	Powers of Attorney (included in signature page)
25	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

(2)	Executed opinions will be filed by amendment or incorporated by reference in connection with the offering of the offered securities.